Exhibit 99.1

FOR IMMEDIATE RELEASE

Julia Hallisey
Investor Relations
Tel: +1-203-504-1063

Aircastle Announces Quarterly Dividend of $0.25 per Common Share

Stamford, CT.  March 24, 2008 - Aircastle Limited (NYSE: AYR) announced today that its Board of Directors declared a first quarter cash dividend on its common shares of $0.25 per share, payable on April 15, 2008 to shareholders of record on March 31, 2008.

CEO Ron Wainshal commented, “We are committed to maximizing shareholder value.  The recent volatility in the capital markets creates attractive opportunities for the Company to deploy capital.  We generate significant free cash flow and as a result of decreasing our dividend, we will retain additional capital that can be used to increase our liquidity position and make opportunistic investments.  More specifically, the $0.25 per share dividend reflects roughly one third of the estimated cash flow available for distribution.”

The Company also announced that it amended the terms of its revolving credit facility to extend the maturity date to December 11, 2008.   The total available commitments from JP Morgan Chase Bank, N.A. and Citigroup North America, Inc. are reduced under the amendment to $150 million.  The available commitments step down from $100 million on June 30, 2008 for the remainder of the term of the facility.  In addition, the Company’s secured credit facility with JP Morgan Chase Bank, N.A., Citigroup North America, Inc. and Bear Stearns Corporate Lending Inc. was amended to reduce the available commitments from $1 billion to $500 million, once the amount outstanding under this facility is paid down below $500 million.  These amendments are intended to provide continued sources of liquidity to the Company and are scaled to reflect the Company’s anticipated level of acquisition activity over the next several months.  Borrowings under the Company’s revolving credit facility stand at $45 million as of March 20, 2008.

Aircastle announces dividends on a quarterly basis, separately from quarterly earnings announcements.

About Aircastle Limited

Aircastle Limited is a global company that acquires and leases high- utility commercial jet aircraft to airlines throughout the world. As of February 29, 2008 Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $4.1 billion and $1.5 billion, respectively, for a total of approximately $5.6 billion.

For more information regarding Aircastle and to be added to our email distribution list, please visit http://www.aircastle.com.

Safe Harbor

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell and lease aircraft, issue aircraft lease-backed securities or raise other long-term debt, pay and grow dividends, extend, modify or replace existing financing and increase revenues, earnings and EBITDA. Words such as ‘‘anticipate(s)’’, ‘‘expect(s)’’, ‘‘intend(s)’’, ‘‘plan(s)’’, “target(s)”, “project(s)”, “predict(s)”, ‘‘believe(s)’’, “may”, ‘‘will’’, ‘‘would’’, “could”, ‘‘should’’, ‘‘seek(s)’’, ‘‘estimate(s)’’ and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited's expectations include, but are not limited to, our continued ability to obtain additional capital to finance our working capital needs and our growth and to refinance our short-term debt financings with longer-term debt financings; our ability to acquire aircraft at attractive prices; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay or maintain dividends; our ability to lease aircraft at favorable rates; an adverse change in the value of our aircraft; the possibility that conditions to closing of certain transactions will not be satisfied; general economic conditions and economic conditions in the markets in which we operate; competitive pressures within the industry and/or markets in which we operate; high fuel prices and other factors affecting the creditworthiness of our airline customers; interest rate fluctuations; margin calls on our interest rate hedges; our ability to obtain certain required licenses and approvals; the impact of future terrorist attacks or wars on the airline industry; our concentration of customers, including geographical concentration; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission (“SEC”), including as disclosed in our 2007 Annual Report on Form 10-K filed on February 28, 2008, and in our other filings with the SEC, press releases and other communications.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.